Exhibit 24.2
     KNOW ALL MEN BY THESE PRESENTS, that Thomas Layton, whose signature appears below, hereby constitutes and appoints each of Timothy Sullivan, Howard Hochhauser and William Stern his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Thomas Layton
	Director	October 16, 2009
Thomas Layton